CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 23 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated April 27, 2022 relating to the financial statements of each of the sub-accounts of TIAA-CREF Life Separate Account VA-1 indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

April 27, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 23 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated March 10, 2022 relating to the financial statements of Teachers Insurance and Annuity Association of America. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 27, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 23 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated March 10, 2022 relating to the financial statements of TIAA-CREF Life Insurance Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 27, 2022